                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A

                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



                                 June 18, 1996
             ----------------------------------------------------
              (Date of Report - Date of earliest event reported)


                       THE L.L. KNICKERBOCKER CO., INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)



        California                         0-25488                33-0230641
- -------------------------------     -----------------------    -----------------
(State or other jurisdiction of     (Commission File Number)    (I.R.S. Employer
incorporation)                                                  Identification
                                                                Number)


30055 Comercio, Rancho Santa Margarita, California                      92688
- --------------------------------------------------                    ---------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (714) 858-3661



                                                              Page 1 of 25 pages

This Form 8-K/A amends the Form 8-K filed July 3, 1996.

The following item has been amended:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         -------------------------------------------------------------------

         (a) Financial Statements of Business Acquired
             -----------------------------------------

               Included as part of this Form 8-K/A are audited financial statements of Krasner Group, Inc. for the fiscal years ended January 28, 1996 and January 29, 1995.


         (b)   Pro Forma Financial Information:
               --------------------------------

               Included as part of this Form 8-K/A are Historical and Pro Forma Condensed Consolidated Statements of Operations of the registrant for the fiscal year ended December 31, 1995 (unaudited); a Historical and Pro Forma Condensed Consolidated Balance Sheet at March 31, 1996 (unaudited) and Historical and Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1996 (unaudited).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 3, 1996


                                             THE L.L. KNICKERBOCKER CO., INC.,
                                             a California corporation



                                             By: /s/Anthony P. Shutts
                                             ---------------------------------
                                             Anthony P. Shutts
                                             Chief Financial Officer

The L.L. Knickerbocker Co., Inc. (the "Company") and
Krasner Group, Inc. ("Krasner")
Historical and Pro Forma Condensed Consolidated Statements of Operations Three Months Ended March 31, 1996 (Unaudited)

                                                                             Pro Forma
                                                                             Acquisition                   Pro Forma
                                             Company          Krasner        Adjustments       Note        Condensed
                                             Historical      Historical      Incr. (Decr.)    Reference    Consolidated
                                         ---------------------------------------------------------------------------------
Revenues                                  $  3,158,828     $  2,848,610                                     $  6,007,438

Cost of goods sold                           1,403,519        3,140,189                                        4,543,708
                                         -----------------------------------------------------            ----------------

Gross Margin                                 1,755,309         (291,579)              -              -         1,463,730

Selling, general
 and administrative expenses                 1,264,380        1,247,567            58,283               1      2,570,230
                                         -----------------------------------------------------            ----------------

Income (loss) from operations                  490,929       (1,539,146)          (58,283)                    (1,106,500)

Other Income/ (expense)                         44,425          (54,828)                                         (10,403)
                                         -----------------------------------------------------            ----------------

Income (loss) before taxes                     535,354       (1,593,974)          (58,283)                    (1,116,903)

Provision (benefit) for Income Taxes           212,648         (482,698)         (176,711)              2       (446,761)
                                         -----------------------------------------------------            ----------------

Net Income (loss)                         $    322,706     $ (1,111,276)          118,428                   $   (670,142)
                                         =====================================================            ================

Earnings per share                        $       0.02                                                      $      (0.05)
                                         ==============                                                   ================

Weighted average common and common
 equivalent shares outstanding              16,057,063                         (2,099,217)             10
                                                                                  176,000               9     14,133,846
                                         ==============                                                   ================

The L.L. Knickerbocker Co., Inc. (the "Company") and
Krasner Group, Inc. ("Krasner")
Historical and Pro Forma Condensed Consolidated Statements of Operations Three Months Ended March 31, 1996 (Unaudited)

                                                                             Pro Forma
                                                                             Acquisition                   Pro Forma
                                             Company          Krasner        Adjustments       Note        Condensed
                                             Historical      Historical      Incr. (Decr.)    Reference    Consolidated
                                         ---------------------------------------------------------------------------------
Revenues                                  $  13,140,346    $ 10,242,061                                     $ 23,382,407

Cost of goods sold                           6,327,322        8,027,374                                       14,354,696
                                         -----------------------------------------------------            ----------------

Gross Margin                                 6,813,024        2,214,687               -                        9,027,711

Selling, general
 and administrative expenses                 4,767,170        2,567,921           233,130               1      7,568,221
                                         -----------------------------------------------------            ----------------

Income (loss) from operations                2,045,854         (353,234)         (233,139)                     1,459,490

Other Income/ (expense)                        105,879         (181,565)                                         (75,686)
                                         -----------------------------------------------------            ----------------

Income (loss) before taxes                   2,151,733         (534,799)         (233,130)                     1,383,804

Provision (benefit) for Income Taxes           883,213         (175,308)         (154,383)              2        553,522
                                         -----------------------------------------------------            ----------------

Income (loss) from continuing operations     1,268,520         (359,491)          (78,747)                       830,282

Loss from Discontinued Operations                            (2,709,780)                                      (2,709,780)
                                         -----------------------------------------------------            ----------------

Net Income (loss)                         $  1,268,520     $ (3,069,271)          (78,747)                    (1,879,498)
                                         =====================================================             ================


Earnings per share                        $       0.10                                                      $      (0.15)
                                         ==============                                                   ================

Weighted average common and common
 equivalent shares outstanding              13,280,199                         (1,229,519)             10
                                                                                  349,411               9     12,400,091
                                         ==============                                                   ================

The L.L. Knickerbocker Co., Inc. (the "Company") and
Krasner Group, Inc. ("Krasner")
Historical and Pro Forma Condensed Consolidated Balance Sheet
Three Months Ended March 31, 1996 (Unaudited)

                                                                                       Pro Forma
                                                                                       Acquisition                   Pro Forma
                                                    Company               Krasner      Adjustments     Note          Condensed
                                                    Historical           Historical    Incr. (Decr.)   Reference     Consolidated
                                                 -----------------------------------------------------------------------------------

ASSETS
- ----------------
Current assets

    Cash and equivalents                          $   2,794,166     $     (79,532)  $     (50,000)              3
                                                                                          (70,000)              4   $   2,594,634
    Accounts receivable                               4,167,978           917,862                                       5,085,840
    Inventories                                         627,394         2,216,964                                       2,844,358
    Other current assets                              2,322,381         1,693,861                                       4,016,242
                                                 --------------------------------------------------                 -------------

      Total current assets                            9,911,919         4,749,155         120,000                      14,541,074

Property and equipment, net                             227,068           711,326                                         938,394
Goodwill                                                                                2,331,303               5       2,331,303
Other assets                                            791,338            58,712                                         850,050
                                                  -------------------------------------------------                 --------------
      Total assets                                $  10,930,325     $   5,519,193   $   2,211,303                   $  18,660,821
                                                  =================================================                 ==============

LIABILITIES
- ----------------
Current liabilities

    Current maturities of
      long-term liabilities                                         $   2,545,775        (711,374)              6   $   1,834,401
    Accounts payable                              $     398,268         1,194,016                                   $   1,592,284
    Accured liabilities                                 967,412         1,651,379                                   $   2,618,791
                                                  -------------------------------------------------                 --------------
     Total current liabilities                        1,365,680         5,391,170        (711,374)                      6,045,476

Long-term liabilities                                                                                                         -
    Other liabilities                                    77,228               -                                            77,228

                                                  -------------------------------------------------                 --------------
    Total liabilities                                 1,442,908         5,391,170             -                         6,122,704

Stockholders' equity
    Common Stock                                      7,139,244            13,909         (13,909)              7
                                                                                        1,485,000               8       8,624,244
    Series A Convertible Preferred Stock                                   15,500         (15,500)              7             -
    Paid In Capital                                     250,000         1,521,071      (1,521,071)              7         250,000
                                                                                        1,565,700               8       1,565,700
    Less Common Stock held in Treasury                                     (7,434)          7,434               7             -
    Retained earnings                                 2,098,173        (1,415,023)      1,415,023               7       2,098,173
                                                  -------------------------------------------------                 -------------

     Total stockholders' equity                       9,487,417           128,023       2,922,677                      12,538,117

                                                  -------------------------------------------------                 -------------
Total liabilities and stockholders' equity        $  10,930,325     $   5,519,193   $   2,211,303                   $  18,660,821
                                                  =================================================                 =============

                       The L.L. Knickerbocker Co., Inc.
                  Notes to Historical and Pro Forma Unaudited
                  Condensed Consolidated Financial Statements


     The following statements set forth pro forma financial data of the Company for the year ended December 31, 1995, the three months ended March 31, 1996, and as of March 31, 1996. The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 gives pro forma effect to the Acquisition, related purchase accounting adjustments and to certain other adjustments as if the Acquisition and related transactions had occurred on January 1, 1995. The Krasner Group, Inc. historical information included in the pro forma Statements of Operations for the year ended December 31, 1995, reflect the results of operations of Krasner Group, Inc. for the fiscal year beginning February 1, 1995 and ending on January 28, 1996, in order to present a full twelve month period. Additionally, the Krasner Group, Inc. historical information included in the pro forma Statements of Operations for the three months ended March 31, 1996, reflect the results of operations of Krasner Group, Inc. for the period January 29, 1996 to April 28, 1996, in order to present a full three month period. The pro forma condensed consolidated balance sheet data as of March 31, 1996 gives pro forma effect to the Acquisition and related transactions as if they had been consummated on March 31, 1996. The adjustments relating to the Acquisition and related transactions are described in the notes hereto. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

     The pro forma financial data does not necessarily reflect the results of operations or the financial position of the Company which actually would have resulted had the Acquisition been consummated as of the date or for the period indicated, and the pro forma financial data excludes the nonrecurring effects of certain purchase adjustments which will be reflected in financial statements prepared in accordance with generally accepted accounting principles. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted in accordance with Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises", to the extent that actual amounts differ from management's estimates.

_______________________________________________________________________________

The pro forma financial data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto.


(1) To record amortization of Goodwill recorded in connection with the acquisition of Krasner Group, Inc.

(2) To adjust the income tax benefit assuming an effective income tax rate of 40%.

(3) To record the cash payment of a finder's fee in connection with the acquisition of Krasner Group, Inc.

(4) To record a cash payment in partial settlement of a liability owed to a creditor of Krasner Group, Inc.

(5)  To record Goodwill in connection with the acquisition of Krasner
     Group, Inc.

(6) To record, as part of the acquisition, the settlement of a note payable owed to a creditor of Krasner Group, Inc.

(7) To eliminate the historical equity accounts of Krasner Group, Inc. as required by Purchase accounting rules.

(8) To record the fair value of L.L. Knickerbocker Co., Inc. common stock and common stock purchase warrants issued in connection with the acquisition.

(9)  To reflect L.L. Knickerbocker Co., Inc. shares issued for the acquisition.

(10) To remove common stock equivalents from total weighted average shares due to consolidated net loss.


________________________________________________________________________________

                       CONSOLIDATED FINANCIAL STATEMENTS

                              KRASNER GROUP, INC.

                      FOR THE YEARS ENDED JANUARY 28, 1996
                             AND JANUARY 29, 1995

                              Krasner Group, Inc.

                       Consolidated Financial Statements


            For the year ended January 28, 1996 and January 29, 1995


                                   CONTENTS

Report of Independent Auditors ........................................ 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets ........................................... 2
Consolidated Statements of Operations and Retained Earnings
  (Accumulated Deficit) ............................................... 4
Consolidated Statements of Cash Flows ................................. 5
Notes to Consolidated Financial Statements ............................ 6

                        Report of Independent Auditors


The Board of Directors and Shareholders
Krasner Group, Inc.

We have audited the accompanying consolidated balance sheets of Krasner Group, Inc. as of January 28, 1996 and January 29, 1995, and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Krasner Group, Inc. at January 28, 1996 and January 29, 1995, and the consolidated results of its operations and its cash flows for the years the ended in conformity with generally accepted accounting principles.



August 2, 1996

                              Krasner Group, Inc.

                          Consolidated Balance Sheets

                                                               January 28     January 29
                                                                  1996           1995
                                                           -----------------------------
ASSETS (NOTES 5 AND 6)
Current assets:
 Cash, including interest bearing deposits                     $   99,925     $  225,401
 Accounts receivable, net of allowance for doubtful
  accounts and returns of $311,070 in 1996 and
  $320,273 in 1995                                              1,457,999      1,657,774
 Inventories, net (note 4)                                      1,250,605      1,741,106
 Prepaid expenses and other current assets                         69,953         45,922
 Current assets of discontinued operations (Note 12)            1,930,008      1,601,543
 Refundable income taxes (Note 8)                                 325,000              -
 Deferred income taxes (Note 8)                                         -        123,405
                                                              ---------------------------
Total current assets                                            5,133,490      5,395,151






Machinery and equipment, at cost, net of
 accumulated depreciation of $1,265,885 in
 1996 and $866,513 in 1995                                        835,421        833,114





Other assets                                                       44,046         68,023
                                                              ---------------------------
Total assets                                                   $6,012,957     $6,296,288
                                                              ===========================

                                                               JANUARY 28     JANUARY 29
                                                                  1996           1995
                                                           ------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL
  DEFICIENCY)
Current liabilities:
  Accounts payable                                             $1,406,693     $  629,172
  Accrued payroll and related liabilities                         175,611        189,839
  Accrued federal and state income taxes                                -         99,746
  Other accrued expenses                                          476,982        529,597
  Capitalized lease obligations due within one year
    (Note 7)                                                       40,354         37,573
  Note payable due within one year to the
    predecessor owner of Penthouse Gallery, Inc.
    (Note 6)                                                      362,453        293,264
  Note payable to bank (Note 5)                                 2,933,200        950,000
  Allowance for operating losses of discontinued
    operations (Note 12)                                          508,000              -
                                                           ------------------------------
Total current liabilities                                       5,903,293      2,729,191

Deferred income taxes (Note 8)                                          -         52,036
Long-term portion of note payable to the predecessor
  owner of Penthouse Gallery, Inc. (Note 7)                       373,921        673,058
Long-term capitalized lease obligations (Note 6)                   43,296         80,765

Stockholders' equity (capital deficiency):
  Series A convertible redeemable preferred stock,
    $.01 par value, 4,000,000 shares authorized,
    1,550,000 issued (liquidation value: $1 per
    share) (Note 10)                                               15,500         15,500
  Common stock, $.01 par value, 10,000,000
    shares authorized, 1,390,900 issued
    (1,388,900 in 1995)                                            13,909         13,889
  Capital in excess of par value                                1,521,071      1,520,611
  Retained earnings (accumulated deficit)                      (1,850,599)     1,218,672
                                                           ------------------------------
                                                                 (300,119)     2,768,672
  Less common stock held in treasury, at cost
    (30,975 shares)                                                 7,434          7,434
                                                           ------------------------------
Total stockholders' equity (capital deficiency)                  (307,553)     2,761,238
                                                           ------------------------------
Total liabilities and stockholders' equity
  (capital deficiency)                                         $6,012,957     $6,296,288
                                                           ==============================


See accompanying notes

                              Krasner Group, Inc.


                   Consolidated Statements of Operations and
                    Retained Earnings (Accumulated Deficit)

                                                                       YEAR ENDED
                                                               JANUARY 28    JANUARY 29
                                                                  1996          1995
                                                           ------------------------------
NET SALES                                                      $10,242,061   $10,241,720
Cost of goods sold                                               8,027,374     6,487,608
                                                           ------------------------------
Gross profit                                                     2,214,687     3,754,112

Selling, general and administrative expenses                     2,567,921     2,450,059
                                                           ------------------------------
Operating income (loss)                                           (353,234)    1,304,053

Other income (expense)
 Miscellaneous income (expense)                                       (647)    (117,258)
 Interest income                                                     5,808        2,854
 Interest expense                                                 (186,726)     (92,902)
                                                           ------------------------------
Income (loss) from continuing operations before
 income taxes                                                     (534,799)   1,096,747

Provision (benefit) for income taxes (Note 8)                     (175,308)    (371,040)
                                                           ------------------------------
Income (loss) from continuing operations                          (359,491)     725,707

Discontinued operations (Note 12):
 Loss from operations of discontinued catalog
  companies (net of income tax benefit of
  $34,208 and $223,728 at January 28, 1996 and
  January 29, 1995, respectively)                               (1,293,666)    (416,741)
 Loss on disposal of catalog companies, including
  provision of $508,000 for operating losses during
  phase-out period (net of income tax benefit of
  $52,084)                                                      (1,416,114)           -
                                                           ------------------------------
Net income (loss)                                               (3,069,271)     308,966


Retained earnings, beginning of year                             1,218,672      909,706
                                                           ------------------------------
Retained earnings, beginning of year                           $(1,850,599)  $1,218,672
                                                           ==============================


See accompanying notes.

                              Krasner Group, Inc.


                     Consolidated Statements of Cash Flows

                                                                     YEAR ENDED
                                                               JANUARY 28    JANUARY 29
                                                                  1996          1995
                                                           ------------------------------
OPERATING ACTIVITIES
Net income (loss)                                            $(3,069,271)    $  308,966
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation                                                  399,372        315,033
   Deferred income taxes                                        (253,631)       (71,369)
   Loss on disposal of discontinued operations                 1,468,198             --
   Increase (decrease) in cash from changes in
     assets and liabilities:
       Accounts receivable                                       199,775       (280,172)
       Inventories                                               490,501        697,007
       Prepaid expenses and other assets                             (54)        52,617
       Accounts payable and accrued expenses                     610,932       (185,956)
       Assets and libilities of discontinued
        operations                                            (1,288,663)    (1,325,045)
                                                           ------------------------------
Net cash used in operating activities                         (1,442,841)      (488,919)

INVESTING ACTIVITIES
Capital expenditures                                            (401,679)      (349,241)
Purchase of Penthouse Gallery, Inc. assets (Note 3)                   --       (100,000)
                                                           ------------------------------
Net cash used in investing activities                           (401,679)      (449,241)

FINANCIAL ACTIVITIES
Sale of common stock                                                 480             --
Principal payments under capital lease obligations               (34,688)       (17,700)
Net borrowings under note payable to bank                      1,983,200        950,000
Borrowings (payments) under note payable to
 predecessor owner of Penthouse Gallery, Inc.                   (229,948)            --
Purchase of treasury stock                                            --         (7,434)
                                                           ------------------------------
Net cash provided by financing activities                      1,719,044        924,866
                                                           ------------------------------
Net (decrease) in cash                                          (125,476)       (13,294)


Cash at beginning of year                                        225,401        238,695
                                                           ------------------------------
Cash at end of year                                          $    99,925     $  225,401
                                                           ==============================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Interest                                                   $   261,743     $   91,216
                                                           ==============================
  Income taxes                                               $   112,540     $  249,020
                                                           ==============================

See accompanying notes.

                              Krasner Group, Inc.

                  Notes to Consolidated Financial Statements

                     January 28, 1996 and January 29, 1995



1. ORGANIZATION AND BASIS OF PRESENTATION

The consolidated financial statements for continuing operations include the accounts of Krasner Group, Inc. (KG) and certain subsidiaries, Charisma Manufacturing Co., Inc. (Charisma), and TCJC, Inc. (TCJC). All material intercompany accounts and transactions have been eliminated.

Charisma is a manufacturer of costume jewelry products which it sells both to outside customers and to TCJC, a related entity. TCJC wholesales costume jewelry; manufactures and wholesales women's fashion accessories.

The discontinued operations consisted of DermaScience Laboratories, Inc. (DermaScience), Direct Marketing (a former division of TCJC), and KGI Fashions, Inc. (KGIF) (Note 12).

The Company performs credit evaluations on all new customers and does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

2. SUMMARY OF INSIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

KG maintains its accounts on a 52-53 week fiscal year ending on the last Sunday in January.

INVENTORIES

Inventories are valued at the lower of cost, determined using the first-in, first-out (FIFO) method, or market.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              Krasner Group, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MACHINERY AND EQUIPMENT

Machinery and equipment under capital leases are recorded at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

Depreciation on machinery and equipment is provided on the straight-line method over the estimated useful lives of the assets which range from two and one-half to ten years. Machinery and equipment under capital leases are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

ADVERTISING COSTS

Costs of advertising (catalog costs) are capitalized and amortized over the life of the catalog mailing (approximately four months). The capitalized advertising amounted to approximately $2,400,300 and $698,300 with related amortization of $2,171,600 and $678,000 for the years ended January 28, 1996 and January 29, 1995, respectively. At January 28, 1996, the unamortized balance of the capitalized advertising was written off in connection with the discontinued operation.

INCOME TAXES

Under FASB Statement 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

                              Krasner Group, Inc.

3. ACQUISITION OF PENTHOUSE GALLERY, INC.

On January 23, 1995, the Company acquired certain assets and assumed certain liabilities of Penthouse Gallery, Inc. (subsequently renamed KGI Fashions, Inc.
(KGIF). KGIF is engaged in the business of manufacturing and selling women's apparel primarily through its catalogs and also to specialty apparel retail stores. The acquisition was accounted for as a purchase transaction and, accordingly, the purchase price was allocated to assets and liabilities based on their estimated fair value as of the date of acquisition. Operating results for the period from January 23, 1995, through January 29, 1995, are included in the income statement of the Company for the year ending January 29, 1995.

The total cost of the acquisition is summarized as follows:

Cash paid to predecessor owner                                   $  100,000
Note payable to predecessor owner (Note 6)                          966,322
Acquisition related costs                                            29,783
Accounts payable                                                     89,109
                                                                -------------
                                                                 $1,185,214
                                                                =============

A summary of the purchase price allocation is as follows:

Accounts receivable                                              $   18,587
Inventory                                                         1,050,011
Prepaid expenses                                                     36,878
Fixed assets                                                         49,955
Other assets                                                         29,783
                                                                -------------
                                                                 $1,185,214
                                                                =============

In connection with the acquisition, the Company entered into a noncompetition and nondisclosure agreement with the seller. This agreement calls for royalty payments ranging from 1% to 5% of net sales over the next five years.

The cost associated with the acquisition were completely expensed in 1996, in connection with the discontinuance of KGI Fashions, Inc. (Note 12).

                              Krasner Group, Inc.

4. INVENTORIES

Inventories consisted of the following at January 28, 1996 and January 29, 1995:

                                                       1996            1995
                                                    ---------------------------
Finished goods                                        $1,020,640   $1,906,379
Work-in-process                                          330,532      362,893
Raw materials                                          1,443,855      868,920
                                                    ---------------------------
                                                       2,795,027    3,138,192
Less: inventories of discontinued segment              1,544,422    1,397,086
                                                    ---------------------------
                                                      $1,250,605   $1,741,106
                                                    ===========================

5. REVOLVING LINE OF CREDIT AGREEMENT

During fiscal 1995, KG had two line of credit agreements with separate banks. The first agreement was for a $1,500,000 line of credit under which advances or letters of credit were available for working capital purposes. The availability was limited based upon levels of receivables and inventory. At January 29, 1995, there was $950,000 outstanding under this line of credit. Letters of credit in the aggregate amount of $152,796 were outstanding at January 29, 1995. Interest was charged at the bank's floating prime rate plus 1.75%(10.25% at January 29, 1995). The line was secured by all of KG's assets and the personal guarantee of one stockholder, limited to $400,000, plus a portion of the line outstanding in excess of $950,000, such guarantee not to exceed $750,000. The agreement provided for maintenance of certain ratios and limits distributions that would cause a violation of such provisions (see Note 10). This agreement was terminated on September 26, 1995.

The second agreement existing in 1995 was for a $200,000 line of credit payable on demand. Interest on the outstanding principal balance was due monthly at the bank's prime lending rate plus 1/2% (9% at January 29, 1995). The line of credit was secured in equal amounts by two stockholders. At January 29, 1995, there was no amount outstanding under this line of credit. This agreement was terminated on September 26, 1995.

On September 22, 1995, KG entered into a $3,000,000 line of credit agreement under which advances of letters of credit are available for working capital purposes. The availability is limited based upon levels of receivables and inventory. At January 28, 1996, there was $2,933,200 outstanding under this line of credit. Letters of credit in the

                              Krasner Group, Inc.

5. REVOLVING LINE OF CREDIT AGREEMENT (CONTINUED)

aggregate amount of $56,272 were outstanding at January 28, 1996. Interest is charged at the prime interest rate plus 1.625% (9.875% at January 28, 1996). The line is secured by all of KG's assets and the personal guarantee of one stockholder, limited to $800,000. The agreement provides for maintenance of certain ratios and limits distributions that would cause a violation of such provisions.

On June 27, 1996, the Company entered into an amendment to modify its line of credit agreement. The amended agreement provides for guarantees by L.L. Knickerbocker Inc. (see Note 13), waiver of certain covenant violations and termination of the agreement on September 30, 1996. The Company anticipates replacement of the line of credit with another financial institution.

The carrying value of the debt approximates market value.

6. NOTE PAYABLE TO PREDECESSOR OWNER OF PENTHOUSE GALLERY, INC.

In connection with the purchase of certain assets and the assumption of certain liabilities of Penthouse Gallery, Inc. (see Note 3) KGIF is obligated under a note payable, which is guaranteed by KG, to the predecessor owner in the amount of $736,374 and $966,322 for fiscal years 1996 and 1995, respectively. The note was payable in eighteen quarterly installments of principal with interest on the outstanding balance at 10.5%, with payments commencing on March 1, 1995. In 1996, KGIF modified the note to be payable in thirteen quarterly installments. The modification agreement also allowed a deferral of interest and principal payments by KGIF from December 1 to June 1, 1996 (except for minor principal payments). The note is secured by a second priority interest in all the assets of KGIF. The maturities of the note payable are as follows for the next three fiscal years: 1997 - $362,453; 1998 - $299,137; and 1999 - $74,784.

7. LEASES

KG leases facilities and equipment under both operating and capitalized leases. Office, showroom and plant facilities are leased under four noncancelable operating leases that expire in August 1999 for the New York premises and January 2001 for the Rhode Island facilities. Certain manufacturing and other equipment are leased under obligations meeting the requirements for capitalization, which have varying terms and expiration dates. Machinery and equipment includes costs of $178,000 and $178,000 with related accumulated amortization of $114,000 and $75,000 on capital leases at January 28, 1996

                              Krasner Group, Inc.

7.  LEASES (CONTINUED)

and January 29, 1995, respectively. Lease amortization is included in depreciation expense. Future minimum payments, by year and in the aggregate, under the capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at January 28, 1996:

                                                     CAPITAL             OPERATING
                                                     LEASES                LEASES
                                                  -----------------------------------

1997                                               $ 53,465              $188,638
1998                                                 25,387               147,360
1999                                                  6,840               132,848
2000                                                    255               107,472
2001                                                     --                56,400
Subsequent to 2000                                       --                    --
                                                  -----------------------------------
Total minimum lease payments                         85,947              $632,718
                                                                    =================
Amounts representing imputed interest                 2,297
                                                  ------------------
Present value of future minimum lease
 payments                                            83,650
Less amounts due in one year                         40,354
                                                  ------------------
                                                   $ 43,296
                                                  ==================

Rent expense under operating leases was approximately $223,914 in fiscal year 1996 and $144,000 in fiscal year 1995.

8.  INCOME TAXES

The deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of January 28, 1996 and January 29, 1995, respectively, are as follows:

                                                    JANUARY 28               JANUARY 29
                                                       1996                     1995
                                                  ---------------------------------------

Deferred tax assets:
 Inventory reserve                                  $  726,925               $  20,609
 Reserve for discontinued operations                   202,895                      --
 Net operating loss carryforward                       106,988                      --
 Other - net                                            68,836                 123,244
                                                  ---------------------------------------
Total deffered tax assets                            1,105,644                 143,853

                              Krasner Group, Inc.

8.   INCOME TAXES (CONTINUED)

                                         JANUARY 28          JANUARY 29
                                            1996                1996
                                        --------------------------------
 Valuation allowance for deferred
  tax assets                                (1,059,294)              --
                                        --------------------------------
 Net deferred tax assets                        46,350          143,853
 Deferred tax liabilities:
  Property, plant and equipment                 46,350           72,484
                                        --------------------------------
 Total deferred tax liabilities                 46,350           72,484
                                        --------------------------------
 Net deferred tax assets                   $        --         $ 71,369
                                        ================================

At January 28, 1996, the company has net operating losses of $1,300,000 of which approximately $1,000,000 can be carried back to recover previously paid taxes resulting in carryforwards of approximately $ 300,000 that expire in 2011.

Significant components of the provision for income taxes are as follows:

                                             JANUARY 28          JANUARY 29
                                                1996                1995
                                           ----------------------------------
Continuing Operations
 Current
  Federal                                    $ (223,961)         $ 393,549
  State                                           7,394             31,562
                                           ----------------------------------
  Total current                                (216,567)           425,111

 Deferred
  Federal                                        31,962            (41,887)
  State                                           9,297            (12,184)
                                           ----------------------------------
  Total deferred                                 41,259            (54,071)
                                           ----------------------------------
                                             $ (175,308)         $ 371,040
                                           ==================================

Discontinued Operations:
 Current                                     $ (116,402)         $(206,430)
 Deferred                                        30,110            (17,298)
                                           ----------------------------------
                                             $  (86,292)         $(223,728)
                                           ==================================

                             Krasner Group, Inc.

8.   INCOME TAXES (CONTINUED)

The variance between the statutory rate and the actual rate is primarily due to state taxes and loss carryforwards not given benefit.

9.   BUSINESS CONCENTRATIONS

TCJC has agreements for the exclusive rights to manufacture and sell to QVC Network specified product classifications under the following names: Kenneth Jay Lane, Nolan Miller, Mary McFadden, Carlos Falchi, and Dennis Basso.
Accounts receivable from QVC Network represented approximately 98% and 99% of accounts receivable from continuing operations at January 28, 1996 and January 29, 1995, respectively. Sales to QVC Network accounted for approximately 98% of the Company's continuing operations total net sales for 1996 and 1995, as follows.

                                             1996           1995
                                          --------------------------
Nolan Miller                                  67%            40%
Kenneth Jay Lane                              14             41
Mary McFadden                                  7              6
Carlos Falchi                                  7              4
Other                                          3              7
                                          --------------------------
                                              98%            98%
                                          ==========================

The 1995 operations include a credit of approximately $89,000 that represents the recovery of an account balance from one customer that had been fully reserved in 1994.

Total royalty expense was approximately $749,000 in 1996 and $701,000 in 1995.

10.  PREFERRED STOCK

Each share of preferred stock has one voting right and is convertible into an equal number of common shares; such number of common shares can be increased based upon the issuance price of new shares, if any, as defined. The preferred stock is subject to mandatory conversion in the event of a public offering of common stock that meets certain criteria.

                              Krasner Group, Inc.

10. PREFERRED STOCK (CONTINUED)

In each year, commencing with the year beginning February 1, 1989, the Series A preferred stockholders are entitled to receive dividends at the rate of $.15 per share per annum. Although such dividends are cumulative, they are payable only as declared by the Board of Directors. Dividends in arrears at January 28, 1996 and January 29, 1995, are $1,627,500 and $1,395,000, respectively (see Note 5).

All shares of preferred stock outstanding at March 31, 1993, were subject to three equal annual redemptions commencing March 31, 1993, through March 31, 1995, at a redemption price of $1.00 per share plus all declared but unpaid dividends. The holders of the preferred stock have waived their right to redeem the preferred stock and payment of all dividends in arrears to which they are entitled for at least one year from January 28, 1996.

11. INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

KG has an Incentive and Nonqualified Stock Option Plan (the Plan) under which incentive stock options (ISOs) and nonqualified stock options (Nonqualified Options) may be granted to key employees of KG or any subsidiary for the purchase of up to an aggregate of 138,889 shares of KG's common stock. Nonqualified Options may also be granted to individuals providing services to or acting as directors or officers of KG or any subsidiary.

The Plan provides certain guidelines as to purchase price per share as follows; the purchase price shall not be less than the fair market value of the common stock on the date the option is granted (for ISOs, 110% of the fair market value in the case of a greater-than-10% stockholder); for ISOs, the aggregate fair market value of KG's common stock shall not exceed $100,000 during the first year that the option becomes exercisable. Under its present terms, the Plan will expire in 1998.

As of January 28, 1996, a total of 110,000 incentive stock options are outstanding at a price of $.24 per common share. The outstanding options vest 20% per year. A total of 66,800 incentive stock options were exercisable at January 28, 1996. No nonqualified stock options are outstanding.

                              Krasner Group, Inc.

12. DISCONTINUED OPERATIONS

In January 1996, the Board of Directors of the Company approved a plan to dispose of the catalog companies (DermaScience Laboratories, Inc.; KGI Fashions, Inc.; and Martin Rochelle, the direct marketing cost center of TCJC, Inc.).
KGIF was acquired by the Company in 1995 (see Note 3). The Company plans to discontinue catalog operations by use of discount catalogs and other liquidating alternatives that are currently planned by December 31, 1996. Revenues of the discontinued segment totaling $3,982,935 and $994,489 in 1996 and 1995, respectively, are not included as revenues in the accompanying financial statements. Assets of the discontinued segment, consisting principally of inventory have been segregated in the accompanying financial statements. In connection with the planned disposal in fiscal 1996, the Company recorded a pre-tax charge of $1,468,000, comprised of anticipated operational losses on the discontinued segment ($508.000), inventory write down ($811,000) and write down of other related assets ($149,000).

13. SUBSEQUENT EVENT

On June 17, 1996, the Company entered into a purchase and sale agreement with L.L. Knickerbocker, Inc. (a publicly-traded company on a national exchange).
The agreement includes the sale of all of the shares of Krasner Group at a price of $1,575,899, with provisions for additional proceeds of up to $2,330,000 contingent upon the ultimate proceeds from sales of the inventory over the following three years.